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Exhibit 23.5

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-4 of Fair, Isaac and Company, Incorporated of our report dated January 23, 2002, except as to Note 16, to which the date is May 23, 2002 relating to the financial statements of HNC Software Inc., which appears in HNC Software Inc.'s Current Report on Form 8-K dated May 24, 2002. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

San Diego, California
June 11, 2002

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CONSENT OF INDEPENDENT ACCOUNTANTS